SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

MAXYGEN, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXYGEN, INC.

515 Galveston Drive

Redwood City, California 94063

April 24, 2006

To Our Stockholders:

I am pleased to invite you to attend the Maxygen, Inc. 2006 Annual Meeting of Stockholders. The meeting will be held at the offices of Maxygen, 301 Galveston Drive, Redwood City, California 94063, on Tuesday, May 30, 2006, at 9:00 a.m. local time.

The matters that we expect to act upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in Maxygen’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You may also vote via the telephone or over the Internet, as described on the enclosed proxy and in the enclosed Proxy Statement. Returning the proxy or voting over the telephone or Internet does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

Russell J. Howard
Chief Executive Officer

MAXYGEN, INC.

515 Galveston Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), will be held on Tuesday, May 30, 2006, at 9:00 a.m. local time at the offices of the Company, 301 Galveston Drive, Redwood City, California 94063 for the following purposes:

1.	To elect seven directors of the Company, each to serve until the 2007 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

M.R.C. Greenwood	Gordon Ringold
Russell J. Howard	Isaac Stein
Louis G. Lange	James R. Sulat
Ernest Mario

2.	To approve the Maxygen, Inc. 2006 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 3, 2006 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of stockholders will be available for inspection in the office of the Corporate Secretary, Maxygen, Inc., 301 Galveston Drive, Redwood City, California. Such list also will be available at the Annual Meeting.

By Order of the Board of Directors

Julian Stern
Secretary

Redwood City, California

April 24, 2006

The proxy statement and the accompanying form of proxy are being mailed on or about April 24, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors of Maxygen. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote your shares as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions on the proxy card. For specific instructions on voting, please refer to the instructions on the proxy card.

MAXYGEN, INC.

515 Galveston Drive

Redwood City, CA 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 30, 2006 at 9:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices at 301 Galveston Drive, Redwood City, California 94063. The Company’s telephone number is (650) 298-5300.

These proxy solicitation materials, together with the Company’s 2005 Annual Report, are being mailed on or about April 24, 2006 to all stockholders of record as of April 3, 2006.

Record Date

Stockholders of record at the close of business on April 3, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 36,001,839 shares of the Company’s common stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke the proxy.

Voting and Solicitation

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. Holders of common stock do not have cumulative voting rights. Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. If shares are not voted in person, you may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Subject to the limitations described below, you may vote by proxy:

(i)	by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii)	by telephone; or

(iii)	electronically through the Internet.

Voting by Proxy Card

Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card. If you hold shares in your name and sign and return the proxy card without giving specific voting instructions, your shares will be voted as recommended by the Company’s Board of Directors as follows:

1.	FOR the election to the Board of the seven nominees named in this Proxy Statement.

2.	FOR the approval of the Maxygen, Inc. 2006 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

3.	FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. If you own common stock through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Voting by Telephone or Through the Internet

If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 1:00 a.m., Central time, on May 30, 2006. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of common stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may vote by telephone or through the Internet. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Solicitation

The Company will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, beneficially owned by others to forward these materials to the beneficial owners of common stock. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors. If shares are held in “street name” through a bank, broker or other nominee, the nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the nominee is not given specific instructions, shares held in the name of such nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at seven members. Accordingly, seven nominees will be elected at the Annual Meeting to be the seven directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

The names of the nominees and certain information about them, including their ages as of April 24, 2006, are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Russell J. Howard, Ph.D.	55	Chief Executive Officer & Director	1998

Isaac Stein(4)	59	Director & Chairman of the Board	1996

M.R.C. Greenwood, Ph.D(3)	63	Director	1999

Louis G. Lange, M.D., Ph.D(2)(4)	57	Director	2005

Ernest Mario, Ph.D.(1)(2)	67	Director	2001

Gordon Ringold, Ph.D.(1)(3)(4)	55	Director	1997

James R. Sulat(1)(3)(4)	55	Director	2003

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance and Nominating Committee.
(4)	Member of the Strategy Committee.

Russell J. Howard, Ph.D., has served as the Company’s Chief Executive Officer and as a director since June 1998. Dr. Howard was elected the Company’s President and Chief Operating Officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria. Dr. Howard currently serves on the BIO CEO Global Health Work Group. Before joining the Company, Dr. Howard was from August 1994 to June 1996 the President and Scientific Director of Affymax Research Institute, an institute employing combinatorial chemistry and high throughput target screening to discover drug leads.

Isaac Stein has served as the Company’s Chairman of the Board of Directors since June 1998 and has been a director since May 1996. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is also the emeritus Chairman of the Board of Trustees of Stanford University and is a director of American Balanced Fund, Inc., The Income Fund of America, Inc. and Alexza Pharmaceuticals, Inc.

M.R.C. Greenwood, Ph.D., has served as a director since February 1999. Dr. Greenwood has been a professor of nutrition and internal medicine at the University of California (UC), Davis since January 2006. From April 2004 to November 2005, Dr. Greenwood served as Provost and Senior Vice President for Academic

Affairs, UC Office of the President. Before being named Provost, Dr. Greenwood was Chancellor of UC Santa Cruz from July 1996 to March 2004 and Dean of Graduate Studies and Vice Provost at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as Associate Director for Science in the White House Office of Science and Technology Policy. She is a member of the Institute of Medicine/National Academy of Sciences as well as a fellow and past President of the American Association for the Advancement of Science. Dr. Greenwood received her Ph.D. in physiology, developmental biology and neurosciences from Rockefeller University.

Louis G. Lange, M.D., Ph.D., has served as a director since December 2005. He was a founder of CV Therapeutics, Inc. and has served as its Chairman and Chief Executive Officer since August 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997 and has been a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization since February 1999. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Ernest Mario, Ph.D., has served as a director since July 2001. Dr. Mario serves as the Chairman of the Board and Chief Executive Officer of Reliant Pharmaceuticals, Inc., a privately-held pharmaceutical company. Prior to joining Reliant Pharmaceuticals in April 2003, he was Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor Apothogen, Inc. from January 2002 until April 2003. Dr. Mario was the Chairman and Chief Executive Officer of ALZA Corporation, a pharmaceutical company, from 1997 to 2001 and was Co-Chairman and Chief Executive Officer of ALZA Corporation from 1993 to 1997. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from 1989 to 1993, and as Deputy Chairman from 1992 to 1993. Dr. Mario is also a director of Pharmaceutical Product Development, Inc., Boston Scientific Corporation and Alexza Pharmaceuticals, Inc.

Gordon Ringold, Ph.D., has served as a director since September 1997. Since 2005, Dr. Ringold has served as Chairman and Chief Executive Officer of Alavita Pharmaceuticals, Inc., a private biotechnology company. From 1997 to 2005, Dr. Ringold served as Chairman and Chief Executive Officer of SurroMed, Inc., a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer of Affymax, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology, and serving as the Vice President and Director of the Institute for Cancer and Development Biology of Syntex Research. Dr. Ringold is also a director of Alexza Pharmaceuticals, Inc.

James R. Sulat has served as a director since October 2003. Since May 2005, Mr. Sulat has served as Chief Executive Officer of Memory Pharmaceuticals Corporation, a biotechnology company. Mr. Sulat was Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., a diversified printing company, from February 2004 until May 2004. From April 2003 to February 2004, Mr. Sulat was Senior Executive Vice President of Moore Wallace Incorporated, a diversified printing company that was acquired by R.R. Donnelley in 2004. From April 1998 to April 2003, Mr. Sulat was Vice President and Chief Financial Officer of Chiron Corporation, a biotechnology company. Mr. Sulat is also a director of Intercell AG.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or any Chair of any such committee by U.S. mail or by e-mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063. E-mail messages should be sent to CorporateSecretary@maxygen.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

CORPORATE GOVERNANCE GUIDELINES

In December 2004, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, adopted corporate governance guidelines for the Company. These guidelines embody long-standing practices of the Company and also include procedures designed to incorporate current corporate governance best practices. A copy of the Company’s Corporate Governance Guidelines is available in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com.

PROCESS FOR NOMINATING DIRECTORS

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded biotechnology company; the individual’s understanding of the Company’s business; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product development experience) as being particularly desirable to help meet specific Board needs that have arisen. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others.

From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 515 Galveston Drive, Redwood City, CA 94063. The Company’s Bylaws set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2007 Annual Meeting of Stockholders notice of the nomination must be received by the Company prior to January 30, 2007. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. The Company’s Bylaws are set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com. Copies of the Company’s Bylaws may also be obtained by writing to the Corporate Secretary at the above address.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board currently consists of seven members. With the exception of Dr. Howard, the Company’s Chief Executive Officer, and Mr. Stein, the Chairman of the Board, the Board has determined that all members of the Board are “independent” as defined under the Securities Exchange Act of 1934 (the “Exchange Act”) and the listing standards of the Nasdaq National Market. The Board met four times during 2005 and acted by unanimous written consent four times. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

Standing committees of the Board include an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Strategy Committee.

Audit Committee

The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent registered public accounting firm; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and their significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the auditor’s review procedures, prior to filing any Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate.

During 2005, the Company’s Audit Committee met five times and was comprised of James R. Sulat (Chairman), Ernest Mario and Isaac Stein. The Audit Committee is a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Mr. Sulat joined the Audit Committee and became its Chairman on January 1, 2004. The Board has determined that Mr. Sulat is an “audit committee financial expert” as defined under the Exchange Act. In March 2006, the membership of the Audit Committee was altered and is currently comprised of James R. Sulat (Chairman), Ernest Mario and Gordon Ringold. The Board has determined that all members of the Audit Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market.

The Board has adopted an Audit Committee Charter, which is available on our website at www.maxygen.com in the “About the Company—Corporate Governance” section.

Compensation Committee

The Compensation Committee reviews and approves all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and goals and objectives relative to the compensation of the Company’s Chief Executive Officer (“CEO”). In addition, the Compensation Committee reviews the performance of the CEO on an annual basis and prepares the Compensation Committee Report for inclusion in the Company’s proxy statement.

During 2005, the Company’s Compensation Committee was comprised of Isaac Stein (Chairman), Ernest Mario and Gordon Ringold. The Compensation Committee met one time during 2005 and acted by unanimous written consent five times. In March 2006, the membership of the Compensation Committee was altered and is currently comprised of Louis G. Lange (Chairman) and Ernest Mario. The Board has determined that all members of the Compensation Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market.

The Board has adopted a Compensation Committee Charter, which is available on our website at www.maxygen.com in the “About the Company—Corporate Governance” section.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for the Board (including those proposed by stockholders) and makes recommendations to the Board on potential Board members (whether created by vacancies or as part of the annual election cycle).

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit recommendations for our 2007 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary in accordance with the time limitations, procedures and requirements described in the Section entitled “Stockholder Proposals” below.

Gordon Ringold (Chairman), M.R.C. Greenwood and James R. Sulat are the current members of the Company’s Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during 2005 and acted by unanimous written consent once. The Board has determined that all members of the Corporate Governance and Nominating Committee are “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market.

The Board has adopted a Corporate Governance and Nominating Committee Charter and Corporate Governance Guidelines, each of which is available on our website at www.maxygen.com in the “About the Company—Corporate Governance” section.

Strategy Committee

The Strategy Committee is responsible for periodically examining and reporting to the Board on the Company’s pharmaceutical research and development initiatives and for evaluating potential transactions with regard to implementation of the Company’s strategic goals and objectives.

Isaac Stein (Chairman), Louis G. Lange, Gordon Ringold and James Sulat are the current members of the Company’s Strategy Committee. The Board formed the Strategy Committee on February 7, 2006.

A copy of the Strategy Committee Charter is available on our website at www.maxygen.com in the “About the Company—Corporate Governance” section.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. All of the Company’s directors attended the 2005 annual meeting of stockholders.

DIRECTOR COMPENSATION

Nonemployee directors are paid a retainer of $25,000 per year. Each nonemployee director also receives a meeting fee of $2,500 for each regularly scheduled Board meeting. In addition, the Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Strategy Committee will receive an additional retainer of $15,000 per year and the Chair of the Board will receive an additional retainer of $20,000 per year. No additional amounts are currently payable for committee participation or special assignments. Nonemployee directors also receive nondiscretionary, automatic grants of options to purchase 20,000 shares of Company common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of Company common stock each year pursuant to the Company’s 1999 Nonemployee Directors Stock Option Plan. Both the initial grants and the subsequent grants vest in full and are immediately exercisable on the date of grant, subject to the Company’s right to repurchase the underlying shares. For the initial grants, such right of repurchase generally lapses as to 25% of the underlying shares on each of the first four anniversaries of the date of grant while the right of repurchase for the subsequent grants generally lapses in full on the first anniversary of the date of grant, in each case provided the director continues as a director of the Company. Upon a change in control of the Company, each option granted to a nonemployee director will vest in full immediately and automatically and any repurchase right will lapse in full immediately and automatically.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the fiscal year ended December 31, 2005, members of the Company’s Compensation Committee consisted of Isaac Stein (Chairman), Ernest Mario and Gordon Ringold, none of whom is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees. In addition, none of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. In April 2006, the Company entered into a consulting agreement with an entity for which Mr. Stein, the Chairman of the Board, is the president and sole stockholder. See “Related Party Transactions.” In March 2006, the membership of the Company’s Compensation Committee was altered and is currently comprised of Louis G. Lange and Ernest Mario.

PROPOSAL NO. 2

APPROVAL OF THE MAXYGEN, INC. 2006 EQUITY INCENTIVE PLAN, INCLUDING APPROVAL OF ITS MATERIAL TERMS AND PERFORMANCE GOALS FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

Our stockholders are being asked to approve the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). Our Board adopted the 2006 Plan on February 7, 2006, subject to stockholder approval. The 2006 Plan is intended to replace our 1997 Stock Option Plan (the “1997 Plan”), which was originally approved by our stockholders in March 1997 and is scheduled to expire in March 2007. The 2006 Plan will allow us to grant a wider range of awards than is permitted under the 1997 Plan and our other stock option plans, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalents, which will enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors and consultants and provide additional incentives to such persons to devote their utmost effort and skill to the success of the Company’s business. Accordingly, the Board of Directors determined that it was preferable to implement a new plan rather than extend the term of the 1997 Plan.

Our stockholders are also being asked to approve the material terms of the 2006 Plan and the performance goals thereunder for the purpose of qualifying awards under the 2006 Plan as “performance-based” compensation under Internal Revenue Code Section 162(m).

In approving the 2006 Plan, our stockholders are not being asked to increase the number of shares that we may issue as equity awards. The number of shares that may be issued under the 2006 Plan will be equal to the number of shares available for issuance under the 1997 Plan as of the date of this Annual Meeting, plus an additional number of shares resulting from the cancellation or termination of outstanding awards under the 1997 Plan. Effective as of the stockholder approval of the 2006 Plan, the 1997 Plan shall be terminated as to future awards.

The essential features of the 2006 Plan are summarized below. This summary does not purport to be a complete description of the 2006 Plan and is qualified in its entirety by reference to the 2006 Plan itself, a copy of which is attached hereto as Appendix A.

Required Vote

If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to approve the adoption of the 2006 Plan. If our stockholders do not approve adoption of the 2006 Plan, we will continue to make grants under the 1997 Plan. Our executive officers and directors have an interest in this proposal as they may receive awards under the 2006 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary of the 2006 Plan

General.    The 2006 Plan is an “omnibus” equity plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalents.

As of April 3, 2006, there were an aggregate of 5,755,218 shares subject to issuance under outstanding options granted under the 1997 Plan. Upon adoption of the 2006 Plan, no further options will be granted under the 1997 Plan and any shares remaining available for issuance under the 1997 Plan shall be available for issuance under the 2006 Plan as described below. As of April 3, 2006, the closing price of our common stock was $8.29 per share.

Purpose.    The purposes of the 2006 Plan are to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors and consultants and provide additional incentives to such persons to devote their utmost effort and skill to the success of the Company’s business.

Administration.    The 2006 Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the “Administrator”). Accordingly, the Board has delegated administration of the 2006 Plan to the Compensation Committee of the Board. Subject to the provisions of the 2006 Plan, the Administrator has the authority to: (i) determine the fair market value of any award granted pursuant to the 2006 Plan; (ii) select the employees, consultants and directors to whom awards may be granted pursuant to the 2006 Plan; (iii) determine whether and to what extent awards are granted pursuant to the 2006 Plan; (iv) determine the number of shares of our common stock to be covered by each award; (v) approve forms of agreement for use under the 2006 Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the 2006 Plan, of any award granted, including, but are not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance or other criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares of common stock relating thereto; (vii) construe and interpret the terms of the 2006 Plan and awards granted pursuant to the 2006 Plan; (viii) prescribe, amend and rescind rules and regulations relating to the 2006 Plan; (ix) modify or amend each award, subject to the 2006 Plan; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the Administrator; (xi) determine the terms and restrictions applicable to awards; (xii) determine whether awards will be adjusted for dividend equivalents and whether such dividend equivalents will be subject to vesting; (xiii) extend the post-termination exercise period of any option or stock appreciation rights, consistent with the 2006 Plan and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and (xiv) make all other determinations deemed necessary or advisable for administering the 2006 Plan.

Stock Subject to the 2006 Plan.    The share reserve under the 2006 Plan will be equal to 6,037,824 shares (which is the number of shares remaining available for issuance under the 1997 Plan as of April 3, 2006), minus any shares subject to stock options granted under the 1997 Plan in the period commencing on April 3, 2006 and ending on the date of this Annual Meeting, plus any shares subject to stock options that are outstanding under 1997 Plan as of the date of this Annual Meeting that subsequently expire unexercised, up to a maximum of an additional 5,000,000 shares. If awards granted under the 2006 Plan expire, are cancelled or otherwise terminate without being exercised, the shares subject to such expired, cancelled or terminated awards will then be available for grant under the 2006 Plan. In addition, to the extent (a) shares are surrendered in exercise of awards or payment of tax, or (b) awards are settled in cash, such shares will not be deemed to be issued under the 2006 Plan.

Eligibility.    Awards other than incentive stock options generally may be granted to employees (including officers), directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of March 31, 2006, approximately 150 persons would have been eligible to receive grants under the 2006 Plan.

No incentive stock options may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options granted under the 2006 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

Code Section 162(m) Performance Goals.    We have designed the 2006 Plan so that it permits us to also issue other awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals or criteria may apply: annual revenue, cash utilization, cash position, earnings per share, gross margin, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States. The Administrator may use other performance goals or other criteria for awards that are not intended to qualify as performance–based under Section 162(m) of the Code.

Options and Stock Appreciation Rights

The following is a description of the general terms of options and stock appreciation rights under the 2006 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment.    The exercise price of incentive stock options under the 2006 Plan may not be less than the fair market value of the shares subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may consist of (i) cash; (ii) check; (iii) promissory note; (iv) other shares of our common stock held by the participant (including by means of net exercise) having a fair market value not less than the exercise price; (v) any other form of legal consideration acceptable to the Board; or (vi) any combination of the above.

No Repricing.    The 2006 Plan does not permit the Company to lower the exercise price of options or stock appreciation rights or to exchange options or stock appreciation rights for awards with a lower exercise price without further stockholder approval; provided, however, that the Administrator will be permitted to offer participants the right to cancel outstanding options or stock appreciation rights in exchange for a cash payment without obtaining the consent of the Company’s stockholders.

Exercise.    Options and stock appreciation rights granted under the 2006 Plan may vest and become exercisable in cumulative increments as determined by the Administrator provided that the participant’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2006 Plan may be subject to different vesting terms. The Administrator has the power to accelerate the time during which an award may be exercised.

Payment of Stock Appreciation Right Amount.    Upon exercise of a stock appreciation right, the holder of the stock appreciation right shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the stock appreciation right is exercised. Payment to the holder of a stock appreciation right will only be made in shares of our common stock.

Term.    The maximum term of options and stock appreciation rights under the 2006 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2006 Plan provides for earlier termination of an award due to the participant’s cessation of service.

Code Section 162(m) Share Limits.    In order to permit awards to qualify as “performance based compensation” under Section 162(m) of the Code, no employee may be granted more than 1,000,000 shares in any fiscal year of the Company, except that up to 2,000,000 shares may be granted on the participant’s first fiscal year of service.

Option or Stock Appreciation Right Award Agreement.    Each option and stock appreciation right grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Restricted Stock

Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. However, no participant shall be granted a restricted stock award covering more than 500,000 shares in any of our fiscal years, except that up to 1,000,000 shares may be granted on the participant’s first fiscal year of service. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Restricted Stock Units

Subject to the terms and conditions of the 2006 Plan, the Administrator may grant restricted stock units that represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Administrator may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. However, no participant shall be granted a restricted stock unit award covering more than 500,000 shares in any of our fiscal years, except that up to 1,000,000 shares may be granted on the participant’s first fiscal year of service. Unless otherwise provided by the Administrator, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Administrator may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Each restricted stock unit award shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator shall determine.

Performance Shares

Subject to the terms and conditions of the 2006 Plan, performance shares may be granted to participants at any time and from time to time as shall be determined at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine. However, no participant shall be granted a performance share award covering more than 500,000 shares in any of our fiscal years, except that up to 1,000,000 shares may be granted on the participant’s first fiscal year of service.

Performance Units

Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 2006 Plan shall not be diminished as a result of the settlement of a performance unit. Each performance unit award shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award covering more than $1,000,000 in any of our fiscal years, except that a newly hired participant may receive a performance unit award covering up to $2,000,000.

Dividend Equivalents

Dividend equivalents may be credited in respect of shares of common stock covered by an award granted under the 2006 Plan, as determined by the Administrator. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of common stock in such manner as determined by the Administrator. Any additional shares covered by an award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying award agreement to which they relate.

Effect of Certain Corporate Events

Adjustment Upon Changes in Capitalization.    In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2006 Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, stock appreciation rights and options, the number and class of shares of stock subject to any award outstanding under the 2006 Plan, and the exercise price of any such outstanding option or stock appreciation right or other award. Any such adjustment shall be made by the Administrator, whose determination shall be conclusive.

Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator in its discretion may provide for a participant to have the right to exercise his or her option or stock appreciation right until fifteen (15) days prior to such transaction, including shares as to which the award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any award shall lapse in full, and that any award vesting shall accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale.    In the event of a merger or asset sale, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award. If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested. In such event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for 30 days from the date of such notice, or such other longer period as is determined by the Administrator, and that the award terminates upon expiration of such period. With respect to options or stock appreciation rights granted to outside directors, each outstanding award held by such outside director shall become fully vested and exercisable in the event that the outside director is required to terminate his or her position at the request of the acquiring entity within 12 months following such merger or asset sale.

Duration, Amendment and Termination

The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan will expire on February 7, 2016.

The Board may also amend the 2006 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2006 Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2006 Plan in any other way if such modification requires stockholder approval under applicable laws, regulations or rules.

Nontransferability of Awards

Awards granted under the 2006 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, a participant may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Federal Tax Information

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights.    Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Company Deductions.    Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance based compensation, provided that: (i) the option plan contains a per employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

Other Tax Consequences.    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2006 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2006 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

New Plan Benefits

The grant of options under the 2006 Plan is discretionary and, as of the date of this Proxy Statement, no awards have been granted under the 2006 Plan and there has been no determination with respect to future awards under the 2006 Plan. Accordingly, the amount of any future discretionary awards is not determinable.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Company is submitting the Audit Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004, and December 31, 2005, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2005
Audit fees(1)	$557,745	$455,652
Audit related fees(2)	79,884	45,280
Tax fees(3)	62,845	45,874
All other fees	—	—

Total	$700,474	$546,806

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting, review of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and consultation regarding financial accounting and reporting standards. Audit fees also included fees for the audit of the Company’s subsidiary Codexis, Inc. while Codexis was a consolidated subsidiary of the Company.
(2)	Audit related fees consisted principally of, in 2004, (i) accounting related consultations and Sarbanes-Oxley implementation consultations, and (ii) due diligence services rendered by Ernst & Young LLP for Codexis while Codexis was a consolidated subsidiary of the Company, and, in 2005, (i) accounting related consultations in connection with the deconsolidation of Codexis, (ii) accounting related consultations in connection with amendments to certain stock option agreements and (iii) consultations in connection with certain registration statements and correspondence with the Securities and Exchange Commission (“SEC”).
(3)	Tax fees included expatriate tax consulting and expatriate tax return preparation. Tax fees also included, in 2004, tax consulting relating to the sale of the Company’s subsidiary, Verdia, Inc.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1.    Audit services include audit work performed in the preparation of financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2.    Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice, and expatriate tax consulting and tax return preparation. The Company currently does not retain its independent registered public accounting firm for corporate tax compliance or corporate tax reporting services.

4.    Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee (or as described below, the Chairman of the Audit Committee) pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all audit related, tax and other services rendered in 2005 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Beginning with the first quarter of 2003, the Company has disclosed all approved non-audit engagements during a quarter in the appropriate quarterly report on Form 10-Q or annual report on Form 10-K.

AUDIT COMMITTEE REPORT(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent registered public accounting firm’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Board has also approved, subject to stockholder ratification, the Audit Committee’s selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

James Sulat (Chairman)

Ernest Mario

Gordon Ringold

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of April 3, 2006 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee for director and (iv) all executive officers and directors as a group.

Percentage of ownership is based upon 36,001,839 shares outstanding as of April 3, 2006. Beneficial ownership is calculated based upon SEC requirements. All shares of common stock subject to options currently exercisable or exercisable within 60 days of April 3, 2006 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
GlaxoSmithKline plc(1) 980 Great West Road Brentford, Middlesex TW8 9GS, England	6,554,849	18.2%

Entities affiliated with Merrill Lynch Investment Managers(2) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	2,961,014	8.2

R.A. Investment Group(3) 200 West Madison, Suite 2500 Chicago, Illinois 60606	2,185,323	6.1

Russell J. Howard(4)	1,952,407	5.2

Simba Gill(5)	1,104,310	3.0

Lawrence W. Briscoe(6)	868,619	2.4

Michael Rabson(7)	821,743	2.3

Elliot Goldstein(8)	261,924	*

Isaac Stein(9)	1,870,563	5.2

M.R.C. Greenwood(10)	37,250	*

Louis G. Lange(11)	20,000	*

Ernest Mario(12)	72,964	*

Gordon Ringold(13)	1,791,527	5.0

James R. Sulat(14)	30,000	*

All directors and executive officers as a group (11 persons)(15)	7,434,776	18.7

*	Less than 1% of the Company’s outstanding common stock.
(1)	Consists of 6,498,599 shares held by Glaxo Group Limited and 56,250 shares held by GlaxoSmithKline Services Unlimited, in each case for the benefit of GlaxoSmithKline plc. GlaxoSmithKline plc, Glaxo

Group Limited and GlaxoSmithKline Services Unlimited are under common control. Based solely upon a Schedule 13G filed with the SEC on February 11, 2000, as amended by Amendment No. 1 thereto, filed with the SEC on July 10, 2001 and Amendment No. 2 thereto, filed with the SEC on February 13, 2004.

(2)	Based solely upon a Schedule 13G filed with the SEC on January 19, 2005, as amended by Amendment No. 1 thereto, filed with the SEC on February 7, 2006, and Amendment No. 2 thereto, filed with the SEC on March 3, 2006.
(3)	Based solely upon a Schedule 13G filed with the SEC on January 4, 2001, as amended by Amendment No. 1 thereto, filed with the SEC on April 6, 2001, and Amendment No. 2 thereto, filed with the SEC on February 14, 2005.
(4)	Includes 560,729 shares held by the Russell J. Howard & Maureen C. Howard Trust, of which Dr. Howard is a trustee, and 3,433 shares held by the Company’s 401(k) Plan. Also includes 1,381,562 shares that are subject to options that are exercisable within 60 days of April 3, 2006.
(5)	Includes 640,255 shares that are subject to options that are exercisable within 60 days of April 3, 2006. Dr. Gill resigned as the President of the Company, effective December 31, 2005, and entered into a consulting agreement with the Company, effective January 1, 2006. Pursuant to the terms of the consulting agreement, certain options that were granted to Dr. Gill during his employment with the Company, and were fully vested as of December 31, 2005, will continue to be exercisable during the term of the consulting agreement and in accordance with the terms of the applicable option grant. See “Related Party Transactions.”
(6)	Consists of 3,493 shares held by the Company’s 401(k) Plan and 865,126 shares subject to options exercisable within 60 days of April 3, 2006.
(7)	Includes 363,589 shares held by the Rabson/Moritz Family Trust, of which Dr. Rabson is a trustee, and 3,586 shares held by the Company’s 401(k) Plan. Also includes 454,568 shares that are subject to options that are exercisable within 60 days of April 3, 2006.
(8)	Consists of shares that are subject to options that are exercisable within 60 days of April 3, 2006.
(9)	Includes 1,333,333 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 395,586 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee. Includes 30,000 shares subject to immediately exercisable options, 5,000 of which would be subject to the Company’s right of repurchase, and 41,666 shares that are subject to options that are exercisable within 60 days of April 3, 2006.
(10)	Consists of shares that are subject to immediately exercisable options, 5,000 shares of which would be subject to the Company’s right of repurchase.
(11)	Consists of shares that are subject to immediately exercisable options, all of which would be subject to the Company’s right of repurchase.
(12)	Includes 70,000 shares subject to immediately exercisable options, 5,000 of which would be subject to the Company’s right of repurchase.
(13)	Includes 1,333,333 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 364,996 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee. Includes 30,000 shares subject to immediately exercisable options, 5,000 of which would be subject to the Company’s right of repurchase.
(14)	Consists of 30,000 shares subject to immediately exercisable options, 5,000 of which would be subject to the Company’s right of repurchase.
(15)	Includes shares included pursuant to notes (4)-(14).

Securities Authorized for Issuance Under Equity Compensation Plans

The Company maintains a 1997 Stock Option Plan (the “1997 Plan”), a 1999 Nonemployee Directors Stock Option Plan (the “Directors’ Plan”), a 2000 Non-Officer Stock Option Plan (the “Non-Officer Plan”), a 2000 International Stock Option Plan (the “International Plan”) and a 1999 Employee Stock Purchase Plan (the “ESPP”), pursuant to which the Company may grant equity awards to eligible persons. The 1997 Plan, the Directors’ Plan, the Non-Officer Plan, the International Plan and the ESPP are described more fully in Note 9 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The following table gives information about equity awards under our 1997 Plan, Directors’ Plan, Non-Officer Plan, International Plan and ESPP as of December 31, 2005.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	5,640,529	$17.62	5,934,628	(1)(2)
Equity compensation plans not approved by security holders	3,761,070	$13.90	2,896,600	(3)
Total	9,401,599	$16.13	8,831,228

(1)	The 1997 Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 1997 Plan will increase by a number equal to the lesser of (i) 1,500,000 shares, (ii) 4% of the outstanding shares on the date of the annual increase, or (iii) an amount determined by the Board. The ESPP incorporates an evergreen formula pursuant to which on the first business day of each calendar year, the aggregate number of shares reserved for issuance under the ESPP will increase by a number equal to the lesser of (i) 200,000 shares, (ii) 0.75% of the outstanding shares on the date of the annual increase, or (iii) an amount determined by the Board.
(2)	Of these shares, 895,002 shares remain available for purchase under the ESPP.
(3)	The Non-Officer Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the Non-Officer Plan will increase by a number equal to the greater of (i) 250,000 shares and (ii) 0.7% of the outstanding shares on the date of the annual increase, or a lower amount determined by the Board. The International Plan incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the International Plan will increase by a number equal to 0.6% of the outstanding shares on the date of the annual increase, or a lower amount determined by the Board.

EXECUTIVE OFFICERS

Executive officers are elected by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 24, 2006:

Name of Executive Officer	Age	Position Held With the Company
Russell J. Howard, Ph.D.	55	Chief Executive Officer & Director

Lawrence W. Briscoe	61	Chief Financial Officer and Senior Vice President

Michael Rabson, Ph.D.	52	General Counsel and Senior Vice President

Elliot Goldstein, M.D.	55	Chief Operating Officer

Russell J. Howard’s biography is set forth under the heading “Proposal No. 1—Election of Directors.”

Lawrence W. Briscoe joined Maxygen in November 2000 as Chief Financial Officer and Senior Vice President. From July 1994 until November 2000, Mr. Briscoe was Chief Financial Officer and Vice President, Finance and Administration of Catalytica, Inc., a company engaged in the application of expertise in catalytic technologies to the pharmaceutical and energy industries. Before joining Catalytica, Mr. Briscoe held various executive and financial positions, including President, Chief Operating Officer and Director at Brae Corporation, Vice President of Corporate Development at Transamerica Corp. and Chief Executive Officer of United States Commercial Telephone Corp. Mr. Briscoe has a M.B.A. from Stanford University, an M.S. in business from the University of Southern California and a B.S. in electrical engineering from the University of Missouri.

Michael Rabson, Ph.D., joined Maxygen in September 1999 as General Counsel and Senior Vice President. Before joining Maxygen, Dr. Rabson was a member of Wilson Sonsini Goodrich & Rosati, P.C. from February 1996 to September 1999. Dr. Rabson received his Ph.D. in infectious disease epidemiology from Yale University and did a post-doctoral fellowship at the National Cancer Institute, National Institutes of Health. He was a patent examiner at the U.S. Patent and Trademark Office before he received his J.D. from Yale Law School.

Elliot Goldstein, M.D., joined Maxygen in February 2003 as Senior Vice President, Clinical Development and Danish Operations, and was promoted to Chief Operating Officer in January 2006. Prior to joining Maxygen, Dr. Goldstein was Chief Executive Officer of British Biotech, a pharmaceutical research and development company, from September 1998 to November 2002. Prior to joining British Biotech, Dr. Goldstein was, from 1994 to 1998, Senior Vice President, Worldwide Strategic Product Development at SmithKline Beecham, a pharmaceutical company. Prior to joining SmithKline Beecham, Dr. Goldstein held a variety of senior level positions at Sandoz, a pharmaceutical company, in France, Switzerland and the U.S., including Vice President, Clinical Research and Development at Sandoz Research Institute. Dr. Goldstein obtained his M.D. from the University of Aix-Marseille, France.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company during 2003, 2004 and 2005 to its Chief Executive Officer and its four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 (including a former executive officer who resigned, effective December 31, 2005) (collectively, the “named executive officers”).

Name and Position	Annual Compensation						Long-Term Compensation	All Other Compensation(2)
	Year	Salary	Bonus(1)	Other Annual Compensation			Awards
Number of Securities Underlying Options
Russell J. Howard Chief Executive Officer and Director	2005 2004 2003	$455,000 440,000 420,000	$182,000 110,000 105,000	$	— — —		390,000 175,000 400,000	$11,322 10,331 9,248

Simba Gill(3) President	2005 2004 2003	363,000 352,500 339,900	145,200 88,125 84,975		— — 116,619	(4)	250,000 150,000 300,000	1,520 1,412 21,294

Lawrence W. Briscoe Chief Financial Officer and Senior Vice President	2005 2004 2003	330,000 320,000 310,000	132,000 80,000 77,500		— — —		140,000 87,500 275,000	13,455 11,865 10,066

Michael Rabson General Counsel and Senior Vice President	2005 2004 2003	337,500 327,500 317,240	168,750 81,875 79,310		— — —		160,000 165,000 175,000	11,152 10,053 9,003

Elliot Goldsteinl(5) Chief Operating Officer	2005 2004 2003	366,261 374,289 283,618	183,130 93,542 80,461		— — —		160,000 62,500 240,000	142,270 — 86,066

(1)	All 2005 bonuses represent amounts paid in 2006 for services rendered in 2005; all 2004 bonuses represent amounts paid in 2005 for services rendered in 2004; all 2003 bonuses represent amounts paid in 2003 and 2004 for services rendered in 2003.
(2)	Represents (i) in the case of Dr. Howard, group term life insurance premiums of $2,322 for 2005 and $1,242 for 2004 and 2003, group long term disability insurance premiums of $1,229 for 2005, $1,089 for 2004 and $1,006 for 2003, and Company contributions under the Company’s 401(k) Plan valued at $9,000 for 2005, $8,000 for 2004 and $7,000 for 2003, (ii) in the case of Dr. Gill, group term life insurance premiums of $540 for 2005 and 2004 and $486 for 2003, group long term disability insurance premiums of $980 for 2005, $872 for 2004 and $816 for 2003, goods and services differential payment of $12,492 in 2003 and relocation expenses of $7,500 paid in 2004 for relocation expenses incurred in 2003, (iii) in the case of Mr. Briscoe, group term life insurance premiums of $3,564 for 2005 and 2004 and $2,322 for 2003, group long term disability insurance premiums of $891 for 2005, $792 for 2004 and $744 for 2003, and Company contributions under the Company’s 401(k) Plan valued at $9,000 for 2005, $7,509 for 2004 and $7,000 for 2003, (iv) in the case of Dr. Rabson, group term life insurance premiums of $1,242 for 2005 and $1,242 for 2004 and 2003, group long term disability insurance premiums of $911 for 2005, $811 for 2004 and $761 for 2003, and Company contributions under the Company’s 401(k) Plan valued at $9,000 for 2005, $8,000 for 2004 and $7,000 for 2003 and (v) in the case of Dr. Goldstein, for 2003, a payment of $25,052 to reflect relocation costs, housing reimbursement of $14,611 and a relocation payment of $46,403, in each case connected with Dr. Goldstein’s initial hiring in 2003 and his relocation to Denmark and, for 2005, a relocation payment of $121,255 and vehicle lease payments of $21,015.

(3)	Dr. Gill resigned as the President of the Company, effective December 31, 2005, and entered into a consulting agreement with the Company, effective January 1, 2006. See “Related Party Transactions.”
(4)	Consists of $74,306 in tax reimbursement payments made by the Company in 2003 and 2004 on behalf of Dr. Gill pursuant to the Company’s tax equalization policy for international assignees and $42,313 in housing costs paid by the Company in 2003, in each case in connection with Dr. Gill’s secondment in Denmark in 2003.
(5)	Amounts paid in Danish kroner, converted to U.S. dollars at average conversion rates.

Stock Options Granted in 2005

The following table sets forth information with respect to Company stock options granted during 2005 to each of the named executive officers. All options were nonqualified stock options granted under the Company’s 1997 Stock Option Plan. All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options were granted in two tranches, with one tranche vesting as to 1/24 of the underlying shares monthly beginning February 1, 2006 and one tranche vesting as to 1/12 of the underlying shares monthly beginning February 1, 2008. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Employment Contracts and Termination of Employment and Change of Control Arrangements.”

The percentage of options granted is based on an aggregate of 2,132,290 options granted by the Company during 2005 to the Company’s employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the ten-year option terms. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term, in each case without discounting to net present value and before income taxes associated with the exercise, are provided in accordance with SEC rules and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the period.

Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Russell J. Howard	195,000 195,000	9.2 9.2	$12.17 7.00	1/2/2015 6/30/2015	$1,492,461 858,441	$3,782,190 2,175,458

Simba Gill(1)	125,000 125,000	5.9 5.9	12.17 7.00	1/2/2015 6/30/2015	956,706 550,283	2,424,481 1,394,525

Lawrence W. Briscoe	70,000 70,000	3.3 3.3	12.17 7.00	1/2/2015 6/30/2015	535,755 308,158	1,357,709 780,934

Michael Rabson	80,000 80,000	3.8 3.8	12.17 7.00	1/2/2015 6/30/2015	612,292 352,181	1,551,668 892,496

Elliot Goldstein	80,000 80,000	3.8 3.8	12.17 7.00	1/2/2015 6/30/2015	612,292 352,181	1,551,668 892,496

(1)	Dr. Gill resigned as the President of the Company, effective December 31, 2005, and entered into a consulting agreement with the Company, effective January 1, 2006. Pursuant to the terms of the consulting agreement, a total of 640,255 shares that are subject to options that were granted to Dr. Gill during his employment with the Company, and were fully vested as of December 31, 2005, will continue to be exercisable during the term of the consulting agreement and in accordance with the terms of the applicable option grant. See “Related Party Transactions.”

Aggregated Option Exercises in 2005 and Fiscal-Year End Option Values

The following table sets forth certain information regarding exercised stock options during 2005 and unexercised options held as of December 31, 2005 by each of the named executive officers. The value realized is based on the fair market value of the Company’s common stock on the date of exercise, minus the exercise price, multiplied by the number of shares received upon exercise. This “value” does not necessarily reflect proceeds actually received by the officer. The Company granted all options under its 1997 Stock Option Plan. The option vesting will accelerate in full in certain circumstances after a change in control of the Company. See “Employment Contract and Termination of Employment and Change of Control Arrangements.” The value of unexercised in-the-money options are based on a value of $7.51 per share, the last reported sale price of the Company’s common stock on the Nasdaq National Market on December 30, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Russell J. Howard	56,000	$427,609	1,320,520	495,982	$1,740,061	$101,389
Simba Gill(1)	—	—	885,255	—	61,771	—
Lawrence W. Briscoe	—	—	821,950	196,146	55,910	35,700
Michael Rabson	—	—	410,575	252,641	35,342	41,689
Elliot Goldstein	—	—	224,946	237,554	69,275	60,325

(1)	Dr. Gill resigned as the President of the Company, effective December 31, 2005, and entered into a consulting agreement with the Company, effective January 1, 2006. Pursuant to the terms of the consulting agreement, a total of 640,255 shares that are subject to options that were granted to Dr. Gill during his employment with the Company, and were fully vested as of December 31, 2005, will continue to be exercisable during the term of the consulting agreement and in accordance with the terms of the applicable option grant. See “Related Party Transactions.”

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL ARRANGEMENTS

Employment Contracts

None of the named executive officers has an employment contract with the Company.

Termination of Employment Arrangements

Pursuant to the Company’s severance policy, if the employment of a named executive officer is involuntarily terminated by the Company because of a layoff or elimination of his or her position, the named executive officer is entitled to severance benefits consisting of (i) 13 weeks pay plus (ii) two weeks pay for each full year of service, which aggregate amount shall not exceed 26 weeks’ pay. In addition, the Company will pay the cost of the named executive officer’s COBRA premiums for up to three months after such termination. These severance benefits are not payable in the event the named executive officer is entitled to severance benefits under a Change of Control Agreement.

Change of Control Arrangements

In June 2001, the Finance Committee of the Board approved entry into Change of Control Agreements with each existing and future Section 16 Officer of the Company. For the purposes of this approval, “Section 16 Officer” means an “officer” of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act. The Change of Control Agreements provide the officers (each individually, an “Executive”) with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a Change of Control of the Company (as defined in the Change of Control Agreement).

The Change of Control Agreements provide that if within eighteen (18) months following the date of a Change of Control of the Company either (x) the Company terminates the Executive’s employment other than for cause, death or disability or (y) the Executive terminates his or her employment with the Company voluntarily with Good Reason (as defined below), then in each case: (i) the Executive shall be entitled to receive a lump sum payment equal to three times the Executive’s yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a Change of Control that constitutes Good Reason), (ii) each of the Executive’s outstanding stock options shall have their vesting schedule accelerate in full as of the date of termination; and (iii) if on the date of termination the Executive is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company shall provide to the Executive benefits substantially similar to those that the Executive was receiving immediately prior to the date of termination (the “Company-Paid Coverage”) for up to three (3) years. In certain circumstances the benefits described above will be payable to the Executive upon cessation of employment with the Company (for any reason) that occurs after a certain period of time after the Change of Control of the Company.

The Change of Control Agreements also provide that if within eighteen (18) months following the date of a Change of Control of the Company the Executive’s employment with the Company is terminated as a result of death or disability, then in each case: (i) each of the Executive’s outstanding stock options, shall have their vesting schedule accelerated such that vesting shall occur as if the vesting had occurred on a monthly basis from the last date of vesting to the date of termination; and (ii) the Company will provide the Executive and family, if applicable, with health, disability, accident and/or life insurance benefits as described in the immediately preceding paragraph.

For the purposes of the Change of Control Agreements, “Good Reason” means: (i) any material reduction of the Executive’s duties, authority or responsibilities relative to the Executive’s duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary of the Executive, or of twenty-five percent (25%) or more in the target bonus opportunity of such Executive, as in effect immediately before such reduction, except if agreed to in writing by the Executive; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive’s then present business location, except if agreed to in writing by the Executive; (iv) a material breach by the Company of any provision of the Change of Control Agreement or (v) any failure of the Company to obtain the assumption of the Change of Control Agreement by any successor or assign of the Company.

Prior to a Change of Control of the Company, the right to receive benefits under any Change of Control Agreement will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board removing such Executive as a Section 16 Officer or otherwise.

Currently, the Company has entered into Change of Control Agreements as described above with Drs. Howard, Rabson and Goldstein and with Mr. Briscoe.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

The Compensation Committee of the Board has administered the Company’s executive compensation program since September 1999. Prior to September 1999, the full Board made compensation decisions and grants of stock options. The current members of the Compensation Committee are Louis G. Lange (Chairman) and Ernest Mario, each of whom, the Board has determined, is (i) “independent” as defined under the Exchange Act and the listing standards of the Nasdaq National Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s 1997 Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 International Stock Option Plan and 2000 Non-Officer Stock Option Plan.

The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to the SEC rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for 2005 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers.

Compensation Philosophy

The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. To support this philosophy, a significant portion of each executive’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives. The Company’s compensation policies and programs are designed to:

•	Attract, develop, reward and retain highly qualified and productive individuals;

•	Motivate executives to improve the overall performance of the Company, as well as any business segment for which the executive is responsible, and reward executives when specific results have been achieved;

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	Encourage accountability by adjusting salaries and incentive awards based upon each executive’s individual performance, potential and contribution;

•	Tie incentive awards to the performance of the Company’s common stock to further reinforce the linkage between the interests of the stockholders and the executives; and

•	Ensure compensation levels that are both externally competitive and internally equitable.

In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, cash bonuses, stock option grants and other benefits.

The Compensation Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company’s Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the biotechnology industry with similar size and performance characteristics. Many of the companies included in these surveys are also included in the Nasdaq Biotechnology Index (see “Company Stock Price Performance”).

While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set in relation to the median total cash compensation level for comparable jobs in the marketplace. However, when the Company and/or its business segments meet or exceed financial and non-financial goals, or when the personal performance of an executive officer exceeds expectations, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are higher than the median levels for comparable jobs. Similarly, when the Company and/or its business segments fail to meet financial and/or non-financial goals, or when the personal performance of an executive does not meet expectations, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are lower than the median levels for comparable jobs. In addition, the Compensation Committee considers the absolute value of all compensation and each component of compensation (without reference to median industry compensation) in order to avoid unjustifiable increases or decreases based solely on changes in median industry compensation. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company and personal performance. In all cases, the Compensation Committee considers the total potential compensation payable to each executive when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

The Company’s executive compensation package consists primarily of the following components:

Base salary.    Executive base salaries are reviewed annually, and base salary levels are generally targeted at the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based upon such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

Cash Bonus.    Executive officers are eligible to receive annual cash performance bonuses of between 0 to 50% of base salary, with the actual awards based upon a combination of Company and individual performance. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

Stock Options.    The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executives, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s stock option plans. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executives and reward long-term commitment to the Company. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the common stock on the date of grant, they are an effective incentive for employees to create value for the Company’s stockholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability. Although all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Company’s Human Resources staff and the Chief Executive Officer (except in the case of his own stock option grants), and approves individual stock option grants for each of the Company’s executive officers, including the named executive officers. The amount of each executive’s stock option grant is determined by the Compensation Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options, comparable company and competitive company practices, and the Compensation Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in 2005 are set forth in the Summary Compensation Table and the Stock Options Granted in 2005 Table.

Benefits.    Benefits offered to executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

Chief Executive Officer Compensation

Dr. Howard’s compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. A significant portion of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executives. The Company’s overall performance and Dr. Howard’s individual performance are critical factors in the Compensation Committee’s determination.

Dr. Howard’s base salary as of December 31, 2005 was $455,000. The cash bonus award paid to Dr. Howard for 2005 was $182,000. During 2005, he received stock option grants under the 1997 Stock Option Plan covering 390,000 shares. Half of these options vest over two years beginning February 2006 and half of the options vest over one year beginning February 2008. The Compensation Committee’s decisions regarding Dr. Howard’s stock option grants were based on its assessment of the importance of his leadership to the Company’s future business plans and his ability to enhance value for the Company’s stockholders, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162 of the Internal Revenue Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant. The Company ordinarily grants options only at fair market value. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

COMPENSATION COMMITTEE

Louis G. Lange (Chairman)

Ernest Mario

COMPANY STOCK PRICE PERFORMANCE(1)

The following graph shows the cumulative total stockholder return of an investment of $100 in cash on December 31, 2000 through December 31, 2005 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Total Return Analysis

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Maxygen, Inc.	100.00	71.71	31.10	43.39	52.20	30.65
Nasdaq Stock Market (U.S.) Index	100.00	79.08	55.95	83.35	90.64	92.73
Nasdaq Biotechnology Index	100.00	80.72	44.83	62.82	65.43	83.51

(1)	The material in this section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, nominee for director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest, nor has any such person been indebted to the Company in an amount in excess of $60,000, other than (1) compensation and other arrangements, which are described under “Director Compensation,” “Executive Compensation” or “Employment Contracts and Termination of Employment and Change of Control Arrangements” and (2) the transactions described below.

On April 1, 2006, the Company entered into a consulting agreement with Waverley Associates, Inc., a private investment firm for which Mr. Isaac Stein is the president and sole stockholder. Mr. Stein also currently serves as Chairman of our Board. Pursuant to the terms of the agreement, Waverly will make the consulting services of Mr. Stein available to assist the Company and its affiliates and their respective management, employees and agents regarding the business of the Company. The agreement expires on March 31, 2008, unless earlier terminated in accordance with its terms. In consideration for Mr. Stein’s services, the Company has agreed to pay consulting fees to Waverly of $24,166 per month during the term of the agreement. In addition, pursuant to the terms of the agreement, the Company granted Mr. Stein an option to purchase 250,000 shares of the Company’s common stock, with an exercise price equal to the stock’s fair market value on the date of grant. The option has been granted under and is subject to the terms of the 1997 Plan and a related stock option agreement. Mr. Stein will continue to serve as Chairman of the Board, but resigned as a member of the Company’s Audit and Compensation Committees, effective March 28, 2006. Mr. Stein will continue to receive remuneration for his service on the Board.

On January 12, 2006, the Company entered into a consulting agreement with Simba Gill, the former President of the Company and a named executive officer, pursuant to which Dr. Gill provides certain consulting and advisory services to the Company. The agreement expires on December 31, 2007, unless earlier terminated in accordance with its terms. In exchange for such consulting services, Dr. Gill will receive consulting fees in the aggregate amount of up to $75,000. In addition, a total of 640,255 shares of Company common stock that are subject to options that were granted to Dr. Gill during his employment with the Company, and were fully vested as of December 31, 2005, will continue to be exercisable during the term of the consulting agreement and in accordance with the terms of the applicable option grant.

On March 21, 2005, the Company entered into an arrangement with Elliot Goldstein, the Company’s Chief Operating Officer and a named executive officer, regarding tax assistance payments in 2006. The Company agreed to provide Dr. Goldstein with additional income during 2006 that is designed to allow Dr. Goldstein to maintain his current effective tax rate under the Danish expatriate tax regime. The total tax assistance payments for which Dr. Goldstein will be eligible to receive for the 12 months beginning in February 2006 will be DKK 1,492,138 (approximately US$268,674). The tax assistance payments will be made provided Dr. Goldstein remains employed with the Company on the scheduled payment dates.

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is December 31, 2006. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the first anniversary of the 2005 Annual Meeting of Stockholders. The Company’s Bylaws are set forth in the “About the Company—Corporate Governance” section of the Company’s website at www.maxygen.com and may also be obtained by writing to our Corporate Secretary at 515 Galveston Drive, Redwood City, California 94063.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 2005, except that, due to an inadvertent administrative error by the Company, each of M.R.C. Greenwood, Ernest Mario, Gordon Ringold, Isaac Stein and James R. Sulat had one delinquent Form 4 filing relating to an automatic annual grant of 5,000 options to non-employee members of the Board. The options were granted to each such director on June 7, 2005 under the Company’s 1999 Nonemployee Directors Stock Option Plan. The applicable Form 4 for each of Drs. Greenwood, Mario and Ringold and Mr. Stein was filed on July 1, 2005 and the applicable Form 4 for Mr. Sulat was filed on July 6, 2005.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement and the accompanying Annual Report are being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Company’s proxy statements and annual reports.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to Investor Relations, Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063 or by telephone to Investor Relations, Maxygen, Inc. (650) 298-5300. Stockholders wishing to receive separate copies of the Company’s proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of the Company’s proxy statements and annual reports if they are receiving multiple copies of the Company’s proxy statements and annual reports, should also direct requests as indicated in the preceding sentence.

ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2005 is being mailed with this Proxy Statement to stockholders of the Company.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Julian Stern

Secretary

APPENDIX A

MAXYGEN, INC.

2006 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this 2006 Equity Incentive Plan are to attract and retain the services of qualified employees, officers, directors and consultants and provide additional incentives to such persons to devote their utmost effort and skill to the success of the Company’s business.

Awards granted hereunder may be either Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Dividend Equivalents, at the discretion of the Administrator and as reflected in the terms of the Award Agreement.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s or a business unit’s total revenues for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Dividend Equivalents.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Burn” or “Cash Utilization” means the Company’s non-GAAP net loss excluding depreciation but adjusted to include capital expenditures. Non-GAAP net loss is equal to net loss applicable to common stockholders excluding (i) stock compensation expense, (ii) amortization of intangible assets and (iii) subsidiary preferred stock accretion.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(l) “Common Stock” means the Common Stock of the Company.

(m) “Company” means Maxygen, Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(r) “Earnings Per Share” means, as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s) “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company; provided that the payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” means a fiscal year of the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Net Income” means as to any Fiscal Year, the income (loss) applicable to common stockholders after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income, adjusted for extraordinary items, plus depreciation and amortization plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, deferred revenue, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(cc) “Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(dd) “Option” means a stock option granted pursuant to the Plan.

(ee) “Outside Director” means a Director who is not an Employee.

(ff) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) “Participant” means the holder of an outstanding Award granted under the Plan.

(hh) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Utilization, (c) Cash Position, (d) Earnings Per Share, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales and (k) Total Stockholder Return. For Awards not intended to qualify for treatment under Section 162(m) of the Code, there may be additional Performance Goals set by the Board. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

(ii) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.

(jj) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.

(kk) “Plan” means this 2006 Equity Incentive Plan, as amended.

(ll) “Restricted Stock” means a restricted stock Award granted to a Participant pursuant to Section 10.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net assets of the Company or business unit, as applicable, determined in accordance with generally accepted accounting principles.

(oo) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(pp) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(qq) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(tt) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section 8 below.

(uu) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(vv) “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Shares Subject to the Plan.    Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 6,037,824 Shares (which is the number of Shares remaining available for issuance under the Company’s 1997 Stock Option Plan as of April 3, 2006), minus any Shares subject to stock options granted under the Company’s 1997 Stock Option Plan in the period commencing on April 3, 2006 and ending on May 30, 2006, plus any Shares subject to stock options that are outstanding under the Company’s 1997 Stock Option Plan on May 30, 2006 that subsequently expire unexercised, up to a maximum of an additional 5,000,000 Shares. All of the Shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Awards granted hereunder shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, only the shares issued to the Participant exercising the SAR shall be counted against the numerical limits of this Section 3, (i.e., shares withheld to satisfy the exercise price of an SAR or to satisfy the statutory minimum required tax withholding upon exercise of an SAR shall remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option upon a net exercise shall remain available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall remain available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Administration With Respect to Directors and Officers Subject to Section 16(b).    With respect to Awards granted to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

(iv) Administration With Respect to Other Persons.    With respect to Awards granted to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by (1) the Board or (2) a committee designated by the Board, which committee, in each case, shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(u) of the Plan;

(ii) to select the Employees, Consultants and Directors to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance or other criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award, subject to Section 21(c) hereof; provided, however, that the exercise price for an Option or SAR may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as pursuant to an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for an Option, SAR or other Award. Notwithstanding the foregoing, the Administrator shall be permitted to offer Participants the right to cancel outstanding Options or SARs in exchange for a cash payment without obtaining the consent of the Company’s stockholders;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting;

(xiii) to extend the post-termination exercise period of any SAR or Option, consistent with Code Section 409A and subject to Plan Section 21(c); and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

5. Eligibility.    Awards may be granted only to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

6. Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,000,000 Shares; provided, however, that such limit shall be 2,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 500,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 1,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(c) Performance Units Annual Limit.    No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $2,000,000 in the Participant’s first Fiscal Year of Company service.

(d) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Changes in Capitalization.    The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18(a).

7. Stock Options

(a) Type of Option.    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Term of Option.    The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(c) Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; promissory note; other Shares (including by means of net exercise) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

8. Stock Appreciation Rights.

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms.    The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

(c) Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR.    The payment upon SAR exercise may only be in Shares of equivalent value (rounded down to the nearest whole Share).

(e) SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided that no SAR may have a term of more than ten (10) years.

9. Exercise of Option or SAR.

(a) Procedure for Exercise; Rights as a Stockholder.    Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Option or SAR, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan.

(b) Termination of Status as an Employee, Consultant or Director.    If a Participant ceases to be an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the applicable Award Agreement to the extent that the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for ninety (90) days following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan. Notwithstanding the foregoing, a Participant’s status as an Employee, Consultant or Director shall not be considered terminated in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) any change of a Participant’s status as an Employee to that of a Consultant or Director or a change of a Participant’s status as a Consultant to that of an Employee or Director or a change of status from a Director to an Employee or Consultant.

(c) Disability of Participant.    Notwithstanding the provisions of Section 9(b) above, in the event an Employee, Consultant or Director is unable to continue his or her employment, consulting or Director relationship with the Company as a result of his or her Disability, he or she may, but only within six (6) months (or such other period of time as is determined by the Administrator) from the date of termination, exercise his or her Option or SAR to the extent he or she was entitled to exercise it at the date of such termination (or to such greater extent as the Administrator may provide). To the extent that he or she was not entitled to exercise the Option or SAR at the date of termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

(d) Death of Participant.    In the event a Participant ceases to remain as an Employee, Consultant or Director due to the death of a Participant, the entire Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant) by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent the Option or SAR was vested on the date of death (or to such greater extent as the Administrator may provide). If, after death, the Participant’s estate or a person who acquired the right to exercise the vested Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

10. Restricted Stock.

(a) Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Agreement.    Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

11. Restricted Stock Units.

(a) Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including, subject to Section 6(b) hereof, the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms.    The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. Restricted Stock Units shall only be settled in Shares.

(e) Cancellation.    On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

12. Performance Shares.

(a) Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the Award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13. Performance Units.

(a) Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units.    Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14. Non-Transferability of Awards.    Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

15. Leaves of Absence.    Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

16. Part-Time Service.    Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in the event (i) an Employee transitions to a work schedule under which they are customarily scheduled to work on less than a full-time basis, or if not on a full-time work schedule, to a schedule requiring fewer hours of service or (ii) a Consultant reduces the time commitment they are originally scheduled to provide to the Company. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service; provided, however, that the vesting schedule shall not accelerate to a rate faster than the original vesting schedule.

17. Withholding to Satisfy Withholding Tax Obligations.    When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date; and

(b) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award and the annual share limitations under Sections 6(a) and (b) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    Except as otherwise set forth in the applicable Award Agreement, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each

Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until fifteen (15) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) Stock Options and SARs.    Except as otherwise set forth in the applicable Award Agreement, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice or such other longer period as is determined by the Administrator, and the Option or SAR shall terminate upon the expiration of such period. With respect to Options or SARs granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within 12 months following such merger or asset sale, each outstanding Option or SAR held by such Outside Director shall become fully vested and exercisable on the date of such termination, including as to Shares as to which it would not otherwise be exercisable. For the purposes of this paragraph, an Option or SAR shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share subject to the Option or SAR to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

(ii) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Dividend Equivalents.    Except as otherwise set forth in the applicable Award Agreement, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit award and any related Dividend Equivalent shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, and Performance Unit award and any related Dividend Equivalent substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested. With respect to Restricted Stock, Restricted Stock Unit,

Performance Share, Performance Unit and any related Dividend Equivalent Awards granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within 12 months following such merger or asset sale, each such Award held by such Outside Director shall become 100% vested on the date of such termination. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

19. Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

20. Term of Plan.    The Plan shall continue in effect until February 7, 2016.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

22. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising an Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

23. Liability of Company.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

000004 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Least Address Line C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above. Annual Meeting Proxy Card 123456 C0123456789 12345

A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. The Board of Directors recommends a vote FOR the election of the seven nominees. 1. Election of Directors. 01 - M.R.C. Greenwood 02 - Russell J. Howard 03 - Louis G. Lange 04 - Ernest Mario For Withhold For Withhold 05 - Gordon Ringold 06 - Isaac Stein 07 - James R. Sulat B Issues The Board of Directors recommends a vote FOR the following proposals. For Against Abstain 2. To approve the Maxygen, Inc. 2006 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m). 3. To ratify the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2006. 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain Mark this box with an X if you plan to attend the Annual Meeting. Mark this box with an X if you have made comments below. C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the Proxy. Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy) 0 0 9 0 5 6 1 1 U P X C O Y 001CD40001 00K38B

Proxy - Maxygen, Inc. PROXY SOLICITED BY THE BOARD OF DIRECTORS OF MAXYGEN, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2006

The undersigned hereby appoints Lawrence W. Briscoe and Michael Rabson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Maxygen, Inc. (the “Company”) to be held at 9:00 a.m. local time on Tuesday, May 30, 2006, at the offices of Maxygen, Inc., 301 Galveston Drive, Redwood City, California 94063, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. The foregoing items of business are more fully described in the Proxy Statement accompanying this Proxy. Only stockholders of record at the close of business on April 3, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT.

Telephone and Internet Voting Instructions You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. To vote using the Telephone (within U.S. and Canada) • Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message.

To vote using the Internet • Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 30, 2006. THANK YOU FOR VOTING